Exhibit 99.1

Oragenics to Acquire Odyssey Health’s Neurological Drug Technology Pipeline Including Concussion Drug Candidate

Gains Nasal Delivery Technologies and Expands Product Pipeline

TAMPA, Fla. and LAS VEGAS, Nev. (October 5, 2023) – Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”) and Odyssey Health, Inc. (OTCQB: ODYY) (“Odyssey”) announce the signing of a definitive agreement under which Oragenics will acquire Odyssey’s assets related to its proprietary neurological drug therapies and technologies. The assets include drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as Odyssey’s proprietary powder formulation and its nasal delivery device. Odyssey will retain its other assets and operations.

The asset purchase includes cash payments to Odyssey totaling $1.0 million and eight (8) million shares of Oragenics’ Series F Convertible Preferred Stock. The transaction is expected to close in the fourth quarter of 2023, subject to the satisfaction of various closing conditions, including approval of the transaction by Odyssey’s shareholders and approval of the conversion of the Series F Preferred Stock by Oragenic’s shareholders, of which there can be no assurances.

After closing this transaction, certain members of Odyssey management intend to join Oragenics and lead the continued development of Odyssey’s pipeline of neurological drug therapies and technologies. Odyssey’s technologies are expected to allow for easy nasal administration, rapid drug uptake to the brain, no cumbersome cold-chain protocols, and a strong safety profile, which hold potential to improve patient outcomes.

“We believe this strategic transaction could place Oragenics in a prime position to harness our expertise in intranasal administration, propelling us forward in neurological therapeutics. Our rigorous analysis of the underlying science and technologies has illuminated the immense potential of Odyssey’s neurological assets, which could significantly expand our potential reach into a broader market. Concussions have reached epidemic proportions across sports, the military and among the elderly, with more than five million Americans affected annually. Shockingly, there remains no FDA-approved treatment for this condition,” said Kim Murphy, President and Chief Executive Officer of Oragenics. “We are excited by the prospect of addressing some of the world’s most pressing health challenges and evolving our company to enhance the lives of countless individuals.”

Odyssey’s lead concussion asset (ONP-002) is believed to be a first-in-class intranasal drug under development for the treatment of moderate-to-severe concussion in the acute through subacute phases. In preclinical animal studies, the asset demonstrated rapid and broad biodistribution throughout the brain while simultaneously reducing swelling, inflammation, and oxidative stress along with an excellent safety profile. Results from animals treated with the drug post-concussion showed positive behavioral outcomes using various testing platforms including improved memory and sensory-motor performance, and reduced anxiety. ONP-002 has completed a Phase 1 clinical trial showing it is safe and well tolerated in healthy human subjects. Odyssey and Oragenics are now preparing for Phase 2 clinical trials to further evaluate ONP-002’s safety and efficacy.

“I look forward to working with Oragenics on further developing our assets,” said Michael Redmond, President and Chief Executive Officer of Odyssey Health. “Our lead drug candidate for treating concussion has performed well in preclinical studies, generating promising efficacy and safety data in animal models. In addition, ONP-002 has completed a Phase 1 clinical study that concluded the drug is safe and well tolerated in humans. A pre-IND package has been submitted to the FDA for a Phase 2 trial and the collaboration with Oragenics allows for the advancement of these important neurological drug candidates.”

About Mild Traumatic Brain Injury (mTBI)

Concussions are an unmet medical need that affect millions worldwide. Repetitive concussions can increase the risk of developing Chronic Traumatic Encephalopathy (CTE) and other neuropsychiatric disorders. It is estimated that 5 million concussions occur in the U.S. annually and that as many as 50% go unreported. The worldwide incidence of concussion is estimated at 69 million. The global market for concussion treatment was valued at $6.9 billion in 2020 and is forecast to reach $8.9 billion by 2027, according to Grandview Research. Common settings for concussion include contact sports, military training and operations, motor vehicle accidents, children at play and elderly assistive-living facilities due to falls.

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About ONP-002

ONP-002 is a fully synthetic, non-naturally occurring neurosteroid being developed to treat mTBI (concussion). In preclinical studies, the drug demonstrated equivalent or better neuroprotective effects compared with related neurosteroids. Animal models of concussion showed the drug reduces the behavioral pathology associated with brain injury symptoms such as memory impairment, anxiety and motor/sensory performance. Additionally, ONP-002 is lipophilic and can easily cross the blood-brain barrier to rapidly eliminate swelling, oxidative stress and inflammation while restoring proper blood flow.

About Niemann-Pick Type C Disease

Niemann-Pick Type C (NPC) disease is a rare neurodegenerative genetic disorder characterized by the inability of cells to metabolize and properly transport cholesterol and other lipids, leading to the abnormal accumulation in various bodily tissues, including brain tissue. The NPC market is expected to grow from $128 million in 2022 to $188 million in 2031 across the U.S., Germany and U.K.

About Odyssey Health Inc.

Odyssey Health Inc., formerly Odyssey Group International, Inc., is a medical company with a focus on life-enhancing medical solutions. Odyssey's corporate mission is to create, acquire and develop distinct assets, intellectual property and exceptional technologies that provide meaningful medical solutions. The company is focused on areas that have an identified technological advantage, provide superior clinical utility and have a substantial market opportunity. For more information, please visit www.odysseyhealthinc.com.

Visit Odyssey' corporate social media accounts for updates:

https://twitter.com/OdysseyHealth1

https://www.facebook.com/odysseyhealthinc

https://www.linkedin.com/company/odysseyhealthinc

https://www.youtube.com/channel/UCsS--v0od_fYIBu2tvqmj9Q

About Oragenics

Oragenics, Inc. is a development-stage company focused on nasal delivery of pharmaceutical medications including in neurology and fighting infectious diseases including coronaviruses and multidrug-resistant organisms. Its lead product is NT-CoV2-1, an intranasal vaccine candidate to prevent COVID-19 and variants of the SARS-CoV-2 virus. The NT-CoV2-1 program leverages coronavirus spike protein research licensed from the National Institutes of Health (NIH) and the National Research Council of Canada (NRC) with a focus on reducing viral transmission and offering a more patient-friendly intranasal administration. Its lantibiotics program features a novel class of antibiotics against bacteria that have developed resistance to commercial antibiotics. For more information, please visit www.oragenics.com.

Not a Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of either Oragenics or Odyssey or the solicitation of any vote or approval. This communication relates to the proposed acquisition of certain assets from Odyssey by Oragenics.

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Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the ability of Odyssey and Oragenics to successfully close their asset purchase agreement; the ability of the Oragenics to timely and successfully achieve the anticipated benefits of acquiring the Odyssey assets; Oragenic’s future performance, business prospects, events and product development plans. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, the following: Oragenics’s ability increase its authorized shares of Common Stock; Oragenics’s ability to obtain a quorum at future shareholders meetings; Oragenics’s ability to obtain its shareholders’ approval for the (a) the increase in Oragenics’s authorized Common Stock from 4,166,666 to 350,000,000 and (b) the conversion of the Series F Preferred Stock into Common Stock; whether or not all of the closing conditions to the Odyssey transaction will be satisfied and otherwise whether Oragenics will be able to successfully close the Odyssey transaction; Oragenics’s ability to obtain necessary funding, non-dilutive or otherwise, for the development of its product candidates, including its vaccine and lantibiotic assets and, if the Odyssey transaction successfully closes, the concussion asset; Oragenics’s ability to advance the development of its vaccine candidate and lantibiotics candidate (and, if the Odyssey transaction successfully closes, the concussion asset) under the timelines and in accord with the milestones it projects; the regulatory application process, research and development stages, and future clinical data and analysis relating to vaccines and lantibiotics, including any meetings, decisions by regulatory authorities, such as the FDA and Canadian regulatory authorities and investigational review boards, whether favorable or unfavorable; the potential application of Oragenics’s vaccine candidate to variants and other coronaviruses; Oragenics’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection and license agreements; the nature of competition and development relating to COVID-19 immunization and therapeutic treatments and demand for vaccines and antibiotics; Oragenics’s and/or Odyssey’s expectations as to the outcome of preclinical studies, nasal administration, transmission, manufacturing, storage and distribution; other potential adverse impacts such as delays in regulatory review, manufacturing delays and supply chain issues, adverse impacts on healthcare systems and disruption of the global economy; the ability to sustain compliance with Oragenic’s exchange listing requirements; and general economic and market conditions and risks, as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Contacts

Oragenics, Inc.

Janet Huffman, Chief Financial Officer

813-286-7900

jhuffman@oragenics.com

Odyssey Health, Inc.

info@odysseyhealthinc.com

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com

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